                                                                   EXHIBIT 10(1)



                    NOTE EXTENSION AND MODIFICATION AGREEMENT

         THIS NOTE AND EXTENSION MODIFICATION AGREEMENT ("Agreement") is entered into by and between JILCO INDUSTRIES, INC., a California corporation ("Payor") and LEONARD M. ROSS, a California resident ("Payee").

         Payor and Payee do hereby mutually acknowledge and agree that Payor is presently liable for the indebtedness represented by a certain promissory note payable to Payee dated November 7, 1989 in the original principal amount of TEN THOUSAND DOLLARS ($10,000.00) ("Note"). Payor has requested Payee to extend the maturity date of said Note and Payor is willing to do so.

         NOW, THEREFORE, FOR VALUABLE CONSIDERATION IN HAND
RECEIVED, the parties hereto, and each of them, do hereby agree that effective as of the date hereof, the unpaid principal portion of the Note and all unpaid accrued interest, if any, shall be all due and payable on December 31, 1994.

         Nothing contained herein shall be deemed to affect the obligation of Payor regarding the payment of interest accrued on the Note through the date hereof, or to affect any obligations of Payor under the Note, except as set forth herein.

         IN WITNESS WHEREOF, the parties hereto, and each of them, have executed this Agreement as of the 1st day of December, 1992.

                      JILCO INDUSTRIES, INC.
                      a California corporation


                      By /s/ Martha J. Kretzmer
                         ----------------------------------
                         Martha J. Kretzmer
                         President

                      "Payor"



                         /s/ Leonard M. Ross
                         ----------------------------------
                         Leonard M. Ross

                      "Payee"